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                                                                       HOMBURGER

                                                                     Exhibit 8.2





                           By Facsimile and Courier

                           To:
                           UBS AG
                           Bahnhofstr. 45
                           P.O. Box
                           8098 Zurich
                           Switzerland

                           March 24, 2006 GRD | WEN
                           309746 | GRD | 000023.doc



 Homburger Rechtsanwalte   UBS AG - Registration Statement F-3 for Debt
 Weinbergstrasse 56 | 58   Securities, Warrants and Preferred Securities
          CH-8006 Zurich
  Postfach 338 | CH-8035   Ladies and Gentlemen:
                  Zurich
Telefon +41 43 222 10 00   We have acted as special Swiss tax counsel to UBS AG,
    Fax +41 43 222 15 00   Zurich and Basel, Switzerland (UBS AG), UBS Preferred
    lawyers@homburger.ch   Funding Company LLC V through IX, Wilmington,
                           Delaware, USA, and UBS Preferred Funding Trust V through IX, Wilmington, Delaware, USA, in connection with the (i) Prospectus I (as defined below) relating to the registration of an unspecified aggregate initial offering price or number of debt securities and warrants and (ii) Prospectus II (as defined below) relating to the registration of an unspecified aggregate initial offering price or number of trust preferred securities; in each case as contained in and pursuant to the Registration Statement on Form
                           F-3 as filed with the Securities and Exchange
                           Commission on March 27, 2006 (the Registration
                           Statement).

                           As such counsel, we have been requested to render a tax opinion as to the tax considerations in the Prospectus I and the Prospectus II (each as defined below) under the captions "Tax Considerations Under the Laws of Switzerland".
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                           Capitalized terms used herein shall have the meaning
                           attributed to them in the Prospectus I and the Prospectus II unless defined otherwise herein.

                  I.       Basis of Opinion

                           This tax opinion is confined to and given on the basis of the tax legislation of Switzerland in force at the date hereof as currently applied, which laws are subject to change (or subject to changes in interpretation), possibly with retroactive effect. In the absence of explicit statutory or established case law, we base our opinion solely on our independent professional judgement.

                           This tax opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in the documents below (other than listed below) or any other matter.

                           For purposes of this tax opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

                           For the purpose of giving this tax opinion, we have only examined originals or copies of the following documents (collectively the Documents):

                           (i) an electronic copy of the Registration Statement on Form F-3 as filed with the Securities and Exchange Commission on March 27, 2006 containing:

                                    -        the Prospectus relating to UBS AG
                                             Debt Securities and Warrants
                                             (Prospectus I); and

                                    -        the Prospectus relating to UBS
                                             Preferred Funding Trust V, UBS
                                             Preferred Funding Trust VI, UBS
                                             Preferred

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                                                                             3|7

                                             Funding Trust VII, UBS Preferred
                                             Funding Trust VIII and UBS
                                             Preferred Funding Trust IX,
                                             Noncumulative Trust Preferred
                                             Securities representing a
                                             corresponding amount of
                                             Noncumulative Company Preferred
                                             Securities of UBS Preferred Funding
                                             Company LLC V, UBS Preferred
                                             Funding Company LLC VI, UBS
                                             Preferred Funding Company LLC VII,
                                             UBS Preferred Funding Company LLC
                                             VIII and UBS Preferred Funding
                                             Company LLC IX guaranteed on a
                                             subordinated basis by UBS AG
                                             (Prospectus II);

                           (ii) a fax copy of our tax ruling request dated March 23, 2006 and approved by the Swiss federal tax administration in writing on March 24, 2006 (Tax Ruling) on:

                                    -        the issuance of debt securities and
                                             warrants by UBS AG acting through
                                             its Jersey branch, London branch,
                                             or such other branch as is
                                             specified in the applicable
                                             prospectus supplement pursuant to
                                             the Prospectus I; and

                                    -        the issuance of trust preferred
                                             securities by UBS Preferred Funding
                                             Trusts V through IX, the issuance
                                             of company common securities and
                                             company preferred securities (the
                                             latter guaranteed on a subordinated
                                             basis by UBS AG) by UBS Preferred
                                             Funding Company LLCs V through IX
                                             and the issuance of subordinated
                                             notes by the Cayman Islands branch
                                             of UBS AG in relation thereto
                                             pursuant to the Prospectus II.

                           No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our tax opinion to the above Documents.

                           In this tax opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.


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                  II.      Assumptions

                           For the purposes of rendering the tax opinion below, we have assumed that:

                           (a) all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

                           (b) all factual information contained in, or material statements (except as to Swiss law) given in connection with, the Documents is true and accurate;

                           (c) the approval of the Tax Ruling has been signed by persons of the Swiss federal tax administration with the requisite signatory authority conferred on them;

                           (d) the debt securities and warrants will be issued by UBS AG acting through its Jersey branch, London branch, Cayman Islands branch or such other branch as will be specified in the applicable prospectus supplement;

                           (e) the Jersey branch of UBS AG, the London branch of UBS AG, the Cayman Islands branch of UBS AG or such other branch as will be specified in the applicable prospectus supplement (i) is duly organized and validly existing under the laws of its respective jurisdiction, (ii) has the status of a bank under the laws applicable to it and (iii) constitutes a permanent establishment situated and effectively managed outside Switzerland (inclusive the execution and performance of the transactions contemplated under the Prospectus I or the Prospectus II, and, in each case, the applicable prospectus supplement);

                           (f) UBS Preferred Funding Trust V, UBS Preferred Funding Trust VI, UBS Preferred Funding Trust VII, UBS Preferred
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                                    Funding Trust VIII, UBS Preferred Funding
                                    Trust IX, UBS Preferred Funding Company LLC
                                    V, UBS Preferred Funding Company LLC VI, UBS
                                    Preferred Funding Company LLC VII, UBS
                                    Preferred Funding Company LLC VIII and UBS
                                    Preferred Funding Company LLC IX are duly incorporated and validly existing under the laws of their jurisdiction of incorporation and resident and effectively managed outside Switzerland (inclusive the execution and performance of the transactions contemplated under the Prospectus II and the respective prospectus supplement);

                           (g)      the proceeds from the sale of debt
                                    securities and warrants are booked and used outside Switzerland; and

                           (h) the proceeds from the sale of the trust preferred securities, the company preferred securities and the subordinated notes are booked and used outside Switzerland.

                  III.     Opinion

                           Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the statements set forth in the Prospectus I and the Prospectus II in each case under the caption "Tax Considerations Under the Laws of Switzerland" insofar as such statements purport to summarize certain tax laws, regulations and regulatory practices of Switzerland, are a correct summary of such laws, regulations and regulatory practices and do not omit to state any tax laws, regulations and regulatory practices necessary in order to make such summary not misleading in any material respect.

                  IV.      Qualifications

                           (a) We are opining herein as to Swiss tax law only and we express no opinion with respect to any other Swiss laws or the laws of any other jurisdiction.

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                           (b)      The Prospectus I and the Prospectus II
                                    provide for the payment of additional
                                    amounts, subject to certain limitations set forth therein, to the extent (Swiss) withholding tax is imposed on payments on the debt securities, warrants, trust preferred securities, company preferred securities or subordinated notes. Such obligations may - if the payments on debt securities, warrants, trust preferred securities, company preferred securities or subordinated notes, as the case may be, are classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 (the Withholding Tax Act) which stipulates that (i) Swiss withholding tax to be withheld from any payment must be charged to the recipient of the payment, and
                                    (ii) contradictory agreements are null and void as to this issue. However, the Swiss federal tax administration has stated with regard to interest payments that gross-up provisions are compliant with Article 14 of the Withholding Tax Act if (i) the borrower promises a minimum interest rate in the interest rate clause of the agreement which, under the condition of imposition of Swiss withholding tax, is to be adjusted in correspondence with the tax withheld, (ii) Swiss withholding tax indeed is calculated on the basis of the grossed-up net amount received by the recipient, (iii) the borrower promises the lender to provide sufficient documentation potentially enabling the lender to recover Swiss withholding tax, and (iv) the parties could in good faith assume at the time of entering into the agreement that payments under the agreement were not subject to Swiss withholding tax. A Swiss court petitioned to rule on the validity or enforceability of the said gross-up provision will, however, not be bound by the Swiss federal tax administration's interpretation of article 14 of the Withholding Tax Act.

                                                       * * *

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                           We have issued this tax opinion as of the date hereof
                           and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

                           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us and the summary of our opinion under the heading "Tax Considerations Under the Laws of Switzerland" in each Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                           This opinion is furnished by us, as special Swiss tax counsel to UBS AG, in connection with the filing of the registration of the debt securities, the warrants, the trust preferred securities, the company preferred securities and the subordinated guarantee of UBS (each as defined in the Prospectus I and the Prospectus II), and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

                           This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction by the courts of the Canton of Zurich, Switzerland.

                           Sincerely yours,

                           HOMBURGER

                           /s/ Dr. Dieter Grunblatt

                           Dr. Dieter Grunblatt